TERRACE VENTURES INC.
801 Peace Portal Drive, Suite 202
Blaine, WA 98230
(360) 220-5218

July 10, 2006

FOR IMMEDIATE DISSEMINATION

Blaine, Washington – (OTCBB: TVEN) Terrace Ventures Inc. (the “Company”) announced today that its merger agreement entered into with Sporg Corporation on May 26, 2006 has expired and has not been extended by the parties. Accordingly, the merger will not take place on the basis contemplated in the agreement. The Company is continuing to review the possibility of completing the merger on some other basis, but there is no assurance that the Company will be able to reach a satisfactory agreement for the merger.

This Press Release may contain, in addition to historical information, forward-looking statements. These forward looking statements are based on management's expectations and beliefs, and may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. In particular there is no assurance that any Merger will be completed.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

TERRACE VENTURES INC.

/s/ Howard Thomson
HOWARD THOMSON
Chief Executive Officer and President